EXHIBIT 23.3

              CONSENT OF RYDER SCOTT COMPANY PETROLEUM ENGINEERS

We hereby consent to the references to our reviews dated January 10, 1995, January 12, 1996, February 19, 1997, and February 23, 1998, which were used to prepare the Estimated Future Reserves Attributable to Certain Leasehold Interests of Texas Meridian Resources Corporation as of December 31, 1994, December 31, 1995, December 31, 1996 and December 31, 1997, respectively, and to the reference to Ryder Scott Company Petroleum Engineers as experts in the field of petroleum engineering, which were incorporated by reference in your Form 10-K Registration Statement for the fiscal year ended December 31, 1998.



                                                          /s/RYDER SCOTT COMPANY
                                                             PETROLEUM ENGINEERS

                                                             RYDER SCOTT COMPANY
                                                             PETROLEUM ENGINEERS

Houston, Texas
March 19, 1999